Exhibit 5.1




May 15, 2002




ZiLOG, Inc.
532 Race Street
San Jose, California  95126

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to ZiLOG, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 4,558,140 shares of common stock, par value $0.01 per share of the Company (the "Shares"), pursuant to the ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan (the "Plan").

         This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials.

         In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the Company's Registration Statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on May 13, 2002 under the Securities Act; (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Amended and Restated Bylaws of the Company, as presently in effect; (v) the Plan; and (vi) the Joint Reorganization Plan of the Company and ZiLOG-MOD III, Inc. as confirmed by order of the United States Bankruptcy Court for the Northern District of California on April 30, 2002. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In rendering the opinion set forth below, we have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us. We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan is consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plan will be in an amount at least equal to the par value of such Shares.

         We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of Delaware, and (ii) the Applicable Laws of the United States of America. "Applicable Laws" shall mean those laws, rules and regulations, which, in our experience, are normally applicable to transactions of the type contemplated by the Plan, without our having made any special investigation as to the applicability of any specific law, rule or regulation.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares to be issued under the Plan have been duly authorized for issuance by the Company and, when the Shares have been issued, delivered and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued and, subject to any restrictions imposed by the Plan, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP